Exhibit 99.2
NEWS RELEASE
BIOSCRIP NAMES RICHARD M. SMITH AS CHIEF EXECUTIVE OFFICER
Richard H. Friedman to Step Down as CEO and Serve as Non-Executive Chairman
Elmsford, NY – November 2, 2010 – BioScrip (Nasdaq: BIOS) today announced that Richard “Rick” M. Smith, currently President and Chief Operating Officer, has been named Chief Executive Officer, effective January 1, 2011. Mr. Smith will replace Richard H. Friedman, currently Chairman of the Board and Chief Executive Officer (CEO), who will be stepping down as CEO to serve as Non-Executive Chairman of the BioScrip Board of Directors, effective January 1, 2011.
“Rick has made significant improvements to the operations of BioScrip – as demonstrated by the successful integration of the Critical Homecare Solutions acquisition – and now is the perfect time to transition leadership over to him,” said Mr. Friedman. “Having spent more than a decade at BioScrip in various executive management and Board Member roles, I’m proud to have been a part of the company’s transformation into a key player in the specialty pharmacy and home infusion industry. I’m enthusiastic about Rick leading BioScrip into the company’s next phase of growth.”
“It’s an exciting time to lead BioScrip given our strong position in the industry,” said Mr. Smith. “We have many great assets and I look forward to building an organization based on accountability, growing value through leveraging core competencies, and maximizing margins and operating cash flow generation.”
“On behalf of BioScrip’s Board of Directors and the entire BioScrip team, I want to express our deep appreciation for Rich’s many contributions and dedication to the company during the past 14 years, particularly the past four years when he reassumed the role of CEO,” said Mr. Stuart A. Samuels, a member of BioScrip’s Board of Directors and the Chairman of the Company’s Management Development and Compensation Committee. “We look forward to Rich’s continued commitment to the success of BioScrip in the role of Non-Executive Chairman, which will facilitate Rick’s smooth transition to CEO.”
About Richard “Rick” M. Smith
Prior to today’s appointment, Mr. Smith has served as President and Chief Operating Officer of BioScrip , since January 2009. Prior to joining the Company, from June 2006 to December 2008, Mr. Smith was Chief Executive Officer and a director of Byram Healthcare Centers, Inc., a provider of medical supplies and pharmacy items to long term chronic patients. From May 2003 to May 2006, Mr. Smith was the President and Chief Operating Officer of Option Care, Inc., a home infusion and specialty pharmaceutical company.
About BioScrip
BioScrip, Inc. (www.bioscrip.com) (Nasdaq: BIOS) is a national provider of specialty pharmacy and home care products and services that partners with patients, physicians, hospitals, healthcare payors and pharmaceutical manufacturers to provide clinical management solutions and delivery of cost-effective access to prescription medications. Our services are designed to improve clinical outcomes for chronic and acute healthcare conditions while controlling overall healthcare costs.

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Forward Looking Statements-Safe Harbor
Statements contained in this press release that express a belief, expectation, anticipation or intent are considered forward-looking statements and are protected under the Safe Harbor of Private Securities Litigation and Reform Act. These forward-looking statements are based on information available to the Company today, and the Company assumes no obligation to update statements as circumstances change. These forward-looking statements may involve a number of risks and uncertainties, which may cause the Company’s results to differ materially from such statements.
Forward-looking statements are subject to inherent risks and uncertainties surrounding future expectations generally and may differ materially from actual future experience. Risks and uncertainties that could affect forward-looking statements include the failure to realize synergies as a result of operational efficiencies or revenue opportunities, the failure to successfully integrate the businesses and operations from the CHS and drugstore.com acquisitions, leverage core competencies or maximize margins and operating cash flow generation, and the risks described from time to time in the Company’s reports filed with the SEC, including the Company’s annual report on Form 10-K for the year ended December 31, 2009 and the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010.
Contacts:
Stanley G. Rosenbaum
BioScrip, Inc.
Executive Vice President and Chief Financial Officer
Tel: (952) 979-3768
Ed Trissel
Joele Frank, Wilkinson Brimmer Katcher
Tel: (212) 335-4449